UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REWARDS NETWORK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-6028875
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606

(Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.02 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory Note

This Amendment No. 2 to Registration Statement on Form 8-A is being filed by Rewards Network Inc. in connection with the listing of the Company’s common stock, par value $0.02 per share (“Common Stock”), on the NASDAQ Capital Market on or about May 27, 2008, and the Company’s related voluntary withdrawal of the listing of the Common Stock on the American Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered

The description of the Common Stock set forth under the caption “Item 1. Description of Registrant’s Securities to be Registered” of the Amendment No. 1 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 12, 2001 is incorporated herein by reference.

Item 2. Exhibits

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REWARDS NETWORK INC.

May 23, 2008	By:	/S/ ROYA BEHNIA
Roya Behnia Senior Vice President, General Counsel and Secretary